UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 August 27, 2005
                                 ---------------
                Date of Report (Date of earliest event reported)


                                  INERGY, L.P.
                                  ------------
             (Exact name of registrant as specified in its charter)

            Delaware                    0-32453                  43-1918951
            --------                    -------                  ----------
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
        incorporation)                   Number)          Identification Number)


                      Two Brush Creek Boulevard, Suite 200
                              Kansas City, MO 64112
                              ---------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (816) 842-8181
                                 --------------
               Registrant's telephone number, including area code


          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

     Separation Agreement and Release with Dean Watson

     Inergy GP, LLC (the "Company"), our managing partner, manages our operations and activities. On August 27, 2005, the Company entered into a Separation Agreement and Release (the "Agreement") with Dean Watson, the Company's former Senior Vice President of Inergy Services. Pursuant to the Agreement, Mr. Watson's employment with the Company was terminated effective as of August 27, 2005. Under the Agreement, in exchange for certain releases and commitments described below, the Company will make a severance payment to Mr. Watson of $500,000, less appropriate payroll deductions, which sum will be payable on September 15, 2005. This severance amount is in lieu of any bonuses or other amounts that would otherwise be payable to Mr. Watson if he were employed by the Company on September 30, 2005. Also pursuant to the Agreement, the Company will permit certain options held by Mr. Watson pursuant a "Unit Option Agreement" between Mr. Watson and the Company, to vest in advance of the original August 28, 2005 vesting date.

     In consideration of the compensation and benefits paid to Mr. Watson under the Agreement, Mr. Watson provided the Company with a comprehensive release of all claims that Mr. Watson might have had against the Company under federal, state or local laws, including a release from any claims arising out of his employment with the Company or the termination of that employment.

     Pursuant to the Agreement, Mr. Watson further agreed to cooperate with the Company in any litigation or disputes in which either the Company or Mr. Watson may become involved to protect the confidentiality of the Company's confidential information that Mr. Watson has knowledge of. Mr. Watson also agreed not to compete with the Company, by owning, managing or participating in any business that engages in the same business as the Company and its affiliates, by diverting customers or accounts of the Company, or by inducing employees of the Company to leave such employment, for the two years commencing on August 28, 2005 and ending August 27, 2007.

     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement

     Pursuant to the Agreement, disclosed under Item 1.01 above, Mr. Watson's Employment Agreement with the Company, dated August 30, 2002 (the "Original Employment Agreement"), was terminated as of August 27, 2005. A description of the terms and conditions of the Original Employment Agreement that are material to the Company and Inergy, L.P. is set forth in Inergy, L.P.'s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission on December 23, 2003, which description is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Pursuant to the Agreement, disclosed under Item 1.01 above, the employment of Dean Watson, the Company's former Senior Vice President - Inergy Services, was terminated on August 27, 2005.

Item 9.01.   Financial Statements and Other Exhibits

     (c)   Exhibits - The following exhibits are filed as part of this report:

Exhibit No.       Description
-----------       -----------
10.1              Separation Agreement and Release with Dean Watson dated August
                  27, 2005
                                 *     *     *

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INERGY, L.P.

                                     By:  INERGY GP, LLC,
                                     Its Managing General Partner


Dated:  August 29, 2005
                                     By:   /s/ Laura L. Ozenberger
                                          -----------------------------
                                              Laura L. Ozenberger
                                              Vice President - General
                                              Counsel and Secretary

                                  EXHIBIT INDEX


   Exhibit No.        Description
   -----------        -----------

   10.1               Separation  Agreement  and  Release with Dean Watson dated
                      August 27, 2005